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                                                                   Exhibit 10.29

               AGREEMENT COVERING NONQUALIFIED STOCK OPTION AWARD

                          TO THE CHAIRMAN OF THE BOARD

THIS AGREEMENT is made and entered into as of the 12th day of January, 2000 by and between LYDALL, INC., a Delaware corporation, with its principal office in Manchester, Connecticut (hereinafter called the "Company"), and Roger M. Widmann, the Chairman of the Board of Directors of the Company (hereinafter called the "Optionee").

1. GRANT OF NONQUALIFIED STOCK OPTION. Subject to the terms and conditions set forth herein, the Company grants to the Optionee, effective as of the day and year first above written (hereinafter called the "date of grant"), an option (hereinafter called the "option") to purchase from the Company, from time to time, up to but not exceeding in the aggregate 50,000 shares of the Common Stock of the Company to be issued upon the exercise hereof, fully paid and nonassessable. The option shall become exercisable as follows:

     (i) as to one-quarter of the total number of shares covered by the option, i.e., 12,500 shares, on the date of grant;

     (ii) as to an additional one-quarter of the total number of shares covered by the option, i.e., 12,500 shares, on December 31, 2000 (but only if the Optionee does not cease to be the Chairman of the Board of Directors of the Company prior to that date);

     (iii) as to an additional one-quarter of the total number of shares covered by the option, i.e., 12,500 shares, on December 31, 2001 (but only if the Optionee does not cease to be the Chairman of the Board of Directors of the Company prior to that date); and

     (iv) as to the remaining one-quarter of the total number of shares covered by the option, i.e., 12,500 shares, on December 31, 2002 (but only if the Optionee does not cease to be the Chairman of the Board of Directors of the Company prior to that date).

     Shares not purchased on the above dates shall accumulate and remain exercisable for the period hereinafter provided. Notwithstanding the foregoing, (i) the option shall be exercisable as to the total number of shares covered by the option, i.e., 50,000 shares, immediately upon the occurrence of a "Change in Control of the Company" as defined in Section 7 of this Agreement (but only if the Optionee does not cease to be the Chairman of the Board of Directors of the Company prior to such "Change in Control of the Company"), and (ii) the Board of Directors of the Company may at any time in its sole discretion accelerate the time that the option or any portion thereof becomes exercisable. The option, to the extent then exercisable, shall remain exercisable until the earlier of ten (10) years from the date of grant or the expiration of the three (3) year period described in Section 5(a) of this Agreement. The option is subject to the restriction that it be exercised as set forth in Section 4 of this Agreement, and to other terms and conditions as set forth in Section 5 of this Agreement.

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2.   TYPE OF OPTION. The option is a nonqualified stock option which does not qualify for incentive stock option treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

3. OPTION PRICE. The purchase price of each share subject to the option shall be $7.375, being 100 percent of the fair market value of the shares subject to the option on the date of grant.

4. MANNER OF EXERCISE OF OPTION. The option shall be exercised by delivering to the Vice President - Investor Relations of the Company from time to time a signed statement of exercise specifying (a) the election to exercise the "Nonqualified Stock Option", (b) the number of shares elected to be purchased, and (c) the date on which the signed statement of exercise is delivered to the Company's Vice President - Investor Relations, together with cash or a certified check to the order of the Company for an amount equal to the purchase price of such shares. Within ten (10) days after any such exercise of the option in whole or in part, the Company shall deliver to the Optionee at the principal office of the Company certificates for the number of shares with respect to which the option shall be so exercised, issued in the Optionee's name, provided that if the stock transfer books of the Company are closed for the whole or any part of said ten (10) day period, then such period shall be extended accordingly. The exercise of the option and the Company's obligation to issue shares hereunder shall also be subject to additional terms and conditions as set forth in Section 5 of this Agreement.

5.   ADDITIONAL TERMS AND CONDITIONS.

     (a) Cessation of Service as Chairman. If the Optionee ceases to be the Chairman of the Board of Directors of the Company for any reason, the following provisions shall apply:

          (i) The portion of the option that is exercisable on the date of cessation of the Optionee's service as the Chairman of the Board of Directors of the Company (including without limitation any portion becoming exercisable on that date by reason of a "Change in Control of the Company" as defined in Section 7 of this Agreement) shall continue to be exercisable in accordance with the terms of this Agreement until the earlier of: (A) ten (10) years from the date of grant, or (B) three (3) years from the date on which the Optionee ceases to be a member of the Board of Directors of the Company (whether or not as Chairman).

          (ii) The portion of the option that is not exercisable on the date of cessation of the Optionee's service as the Chairman of the Board of Directors of the Company as described in (i) above shall be forfeited immediately upon such cessation of service as the Chairman of the Board of Directors of the Company.

     (b) Limitations on Exercise of Option. Any obligation of the Company to issue the shares as to which the option is being exercised shall be conditioned upon the Company's ability at nominal expense to issue such shares in compliance with all applicable statutes, rules or regulations of any governmental authority. The Company may secure from the Optionee any assurances or agreements which the Company's Board of Directors shall reasonably

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         deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

         If at any time the Company's Board of Directors shall reasonably determine that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercisable in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     (c) Nontransferability. The option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the option shall be exercisable, during his lifetime, only by him.

     (d) Stockholder Rights. The Optionee shall not be entitled to any rights as a stockholder with respect to any shares subject to the option prior to the date of issuance to him of a stock certificate representing such shares. The Company shall not be required to deliver any certificate upon the exercise of the option until the Company has been furnished with such representation or opinion or other document as it may reasonably deem necessary to insure compliance with any rule or regulation of the New York Stock Exchange, or the Securities and Exchange Commission, or any law, rule, or regulation of any other governmental authority having jurisdiction over the Company or the shares to be issued upon exercise of the option.

     (e) Treasury Shares. The Company shall use shares of Common Stock held by the Company as treasury shares to satisfy its obligation to issue shares of Common Stock of the Company upon exercise of the option.

6. COMPLIANCE WITH LAWS. Notwithstanding any of the provisions hereof, the Optionee agrees for himself and his legal representatives, legatees and distributees that the option shall not be exercisable by him or them, and that the Company shall not be obligated to issue any shares hereunder, if the exercise of said option or the issuance of such shares shall constitute a violation by the option holder or the Company of any provision of any law or regulation or any governmental authority.

7. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control of the Company" means (i) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if and when incident thereto (a) the composition of the Board of Directors or its successor changes so that a majority of the Board is not comprised of individuals who were members of the Board immediately prior to such merger, consolidation or purchase of assets or (b) the stockholders of the Company acquire a right to receive, in exchange for or upon surrender of their stock, cash or other securities or a combination of the two, or (ii) the acquisition by a "Person" (as that term is hereafter defined) of the voting rights with respect to 25 percent or more of the outstanding Common Stock of the Company if such person was not an officer or director of the Company on January 1, 2000. For purposes of

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     this definition, "Person" means an individual, corporation, trust or other legal or commercial entity and includes two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of the Company.

8. NOTICES. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications to the Company shall be mailed to or delivered to its Vice President - Investor Relations at One Colonial Road, P.O. Box 151, Manchester, Connecticut, 06045-0151, and all notices by the Company to the Optionee may be given to the Optionee personally or may be mailed to him at the last address designated for the Optionee on the records of the Company.

9. INTERPRETATION. The determination or the interpretation and construction of any provision of this Agreement by the Board of Directors of the Company shall be final and conclusive upon all concerned.

IN WITNESS WHEREOF, LYDALL, INC. has caused these presents to be executed in its corporate name and its corporate seal to be hereunto affixed, and the Optionee has signed on his own behalf as of the day and year first above written.

                                  LYDALL, INC.

                                  /s/  CHRISTOPHER R. SKOMOROWSKI
                                  -------------------------------------
                                  Christopher R. Skomorowski
                                  President and Chief Executive Officer



                                  /s/  ROGER M. WIDMANN
                                  -------------------------------------
                                  Roger M. Widmann
                                  Optionee

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